                                                                  EXHIBIT 2.11



                          PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT is made as of the 11th day of August, 1995, by and between Cable TV Fund 12- BCD Venture, a Colorado general partnership ("Seller"), and Jones Intercable, Inc., a Colorado corporation ("Buyer").

                                    RECITALS

         A. Seller owns and operates a cable television system in Tampa, Florida (the "System").

         B. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the System upon the terms and conditions set forth in this Agreement.

                                   AGREEMENT

         In consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase from Seller, on the Closing Date (as defined in Paragraph 9 hereof), all of Seller's interest in the System and the Assets (as defined in Paragraph 2 hereof) then being transferred and sold pursuant hereto, free and clear of all security interests, liens, pledges, charges and encumbrances.

         2.      Assets.

                 (a) The assets to be conveyed to Buyer hereunder shall consist of all of the assets and properties of Seller, whether real, personal, tangible or intangible, of whatever description and wherever located, now owned or used by Seller solely in connection with Seller's ownership or operation of the System, including all additions made between the date hereof and the Closing Date, to the
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end that all of Seller's assets owned on the Closing Date which are used or owned solely in connection with Seller's ownership or operation of the System shall be sold and transferred to Buyer (collectively, the "Assets"). The Assets shall include, without limitation:

                          (i) all of Seller's towers, tower equipment, antennas, aboveground and underground cable, distribution systems, headend amplifiers, line amplifiers, earth satellite receive stations and related equipment, microwave equipment, testing equipment, motor vehicles, office equipment, furniture and fixtures, supplies, inventory and other physical assets owned or used by Seller solely in connection with Seller's ownership or operation of the System;

                          (ii) the franchises, leases, agreements, permits, consents, licenses and other contracts, pole line or joint pole agreements, underground conduit agreements, agreements for the reception or transmission of signals by microwave, easements, rights-of-way and construction permits, if any, and any other obligations and agreements between Seller and suppliers and customers, which are owned or used by Seller solely in connection with Seller's ownership and operation of the System, substantially all of which are listed onExhibit A attached hereto;

                          (iii) the real property owned and used solely in connection with the System;

                          (iv) all accounts receivable of Seller arising in connection with the System;

                          (v) all engineering records, files, data, drawings, blueprints, schematics, maps, reports, lists and plans and processes owned or developed by or for Seller and intended for use solely in connection with the System;





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                          (vi)    all promotional graphics, original art work,
                          mats, plates, negatives and other advertising or related materials developed by or for Seller and intended for use solely in connection with the System; and

                          (vii) all of Seller's correspondence files, lists, records and reports concerning customers and prospective customers of the System, concerning television stations whose transmissions are or may be carried as a part of the System and concerning all dealings with Federal, state, and local regulatory agencies relating to the ownership or operation of the System, including all reports filed by or on behalf of Seller with the Federal Communications Commission (the "FCC") in connection with the System and any Statements of Account of the System filed by or on behalf of Seller with the United States Copyright Office in connection with the System.

                 (b) The following properties and assets relating to the System and its business operations shall be retained by Seller and shall not be sold, assigned or transferred to Buyer:

                          (i)     cash or cash equivalents on hand or in banks;

                          (ii) insurance policies and rights and claims thereunder;

                          (iii) all claims, rights and interest in and to any refunds for federal, state or local income or other taxes or fees of any nature whatsoever for periods prior to the Closing Date, including without limitation, fees paid to the United States Copyright Office; and

                          (iv) assets disposed of in the normal course of business or with the written consent of Buyer between the date hereof and the Closing Date.

         3. Purchase Price. Subject to the adjustments to be made in accordance with Paragraph 4 hereof, the total purchase price for the Assets shall





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be $110,395,667 (the "Purchase Price"), which Purchase Price represents the average of three independent appraisals of the System. The Purchase Price shall be payable to Seller at Closing in cash, by cashier's check or by wire transfer of federal funds to a bank or banks designated by Seller.

         4. Adjustments. All adjustments provided for herein with respect to this transaction shall increase or decrease the Purchase Price, as appropriate, and shall be made as of the close of business (5:00 p.m., Denver time) on the Closing Date (the "Adjustment Time").

                 (a) Rent, pole rents, franchise fees, taxes, power and utility fees and deposits, insurance premiums, licenses, customer prepayments and deposits, and other prepayments and amounts due shall be prorated and debited or credited to Seller or Buyer, as applicable. With respect to subscriber accounts receivable, Seller shall be entitled to an amount equal to the sum of (i) 90% of the face amount of all accounts receivable that are current or 30 days or less past due as of the Adjustment Time, plus (ii) 80% of the face amount of all accounts receivable that are between 31 days and 60 days past due as of the Adjustment Time. For purposes of making "past due" calculations, the monthly billing statements of Seller shall be deemed to be due and payable on the first day of the month during which the service to which such billing statements relate is provided.

                 (b) The Purchase Price shall be reduced by any accounts payable, accrued expenses and vehicle lease obligations for which Seller would otherwise be liable hereunder, but for which the obligation for payment is assumed by Buyer.





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                 (c)      Seller and Buyer shall jointly determine the
adjustments required by this Paragraph 4 at the Closing. The net amount to which Buyer or Seller, as the case may be, is entitled pursuant hereto shall be thereupon paid by Buyer or Seller, as the case may be, by an adjustment to the Purchase Price. All adjustments made at Closing shall be tentative and shall be subject to final adjustment within 90 days after Closing.

         5.      Assumption of Liabilities.  Buyer shall assume and discharge
(i) all debts, liabilities and obligations of Seller arising with respect to periods subsequent to the Closing Date under any franchise, license, permit, lease, instrument or agreement transferred to Buyer hereunder, and (ii) with respect to periods prior to and including the Closing Date, all obligations of Seller to the extent that the Purchase Price is reduced pursuant to Paragraph 4(b) hereof to reflect Buyer's assumption of such obligations. Buyer shall indemnify and hold harmless Seller from and against any and all damages, costs, claims and expenses ("Claims") arising by reason of the ownership, operation or control of the System after the Closing Date. Anything herein to the contrary notwithstanding, there is hereby excluded from the Assumed Obligations, and Seller shall retain and discharge, and indemnify and hold Buyer harmless from and against, any and all Claims to the extent they arise from (a) any debt, liability or obligation arising with respect to periods prior to the Closing Date for which no reduction of the Purchase Price has been made pursuant to Paragraph 4(b) hereof, or (b) any debt, liability or obligation of Seller not expressly assumed hereunder, whenever arising.

         6. Seller's Representations. Seller hereby represents and warrants to Buyer that:





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                 (a)      Seller is a partnership duly organized and validly
existing under the laws of the State of Colorado. Seller has all requisite partnership power and authority to own and operate its properties and to carry on its business as now and where being conducted.

                 (b) All necessary consents and approvals have been obtained by Seller for the execution and delivery of this Agreement. The execution and delivery of this Agreement by Seller has been duly and validly authorized and approved by all necessary action of Seller. This Agreement is a valid and binding obligation of Seller, enforceable against it in accordance with its terms.

                 (c) Subject to the receipt of any required consents, Seller has full legal power, right and authority to sell and convey to Buyer legal and beneficial title to the Assets, and Seller's sale to Buyer shall transfer good and marketable title thereto, free and clear of all security interests, liens, pledges, charges and encumbrances of every kind.

                 (d) The execution, delivery and performance of this Agreement by Seller will not violate any provision of law and will not, with or without the giving of notice or the passage of time, conflict with or result in any breach of any of the terms or conditions of, or constitute a default under, any mortgage, agreement or other instrument to which Seller is a party or by which Seller, the Assets or the System are bound. The execution, delivery and performance of this Agreement by Seller will not result in the creation of any security interest, lien, pledge, charge or encumbrance upon the Assets or the System.

         7. Conditions Precedent to Buyer's Obligations. The obligations of Buyer under this Agreement with respect to the purchase and sale of the Assets





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
shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

                 (a) All of the representations and warranties by Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date. Seller shall have complied with and performed all of the agreements, covenants and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

                 (b) Seller shall have delivered to Buyer such instruments, consents and approvals of third parties as are necessary to transfer the Assets to Buyer pursuant to this Agreement.

                 (c) The statutory waiting period applicable to this Agreement and the transactions contemplated hereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have been terminated or shall have expired.

         8. Conditions Precedent to Seller's Obligations. The obligations of Seller under this Agreement with respect to the purchase and sale of the Assets shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

                 (a) The statutory waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have been terminated or shall have expired.

                 (b) Buyer shall have delivered the Purchase Price to Seller in accordance with Paragraph 3 hereof.

         9. Closing. The closing hereunder (the "Closing") shall be held in the offices of Seller, 9697 East Mineral Avenue, Englewood, Colorado 80112, on





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
such date or dates as the parties hereto shall mutually agree (the "Closing Date"), but in no event after June 30, 1996. At the Closing, all cash, checks, notes, deeds, bills of sale, certificates of title, assignments and assumptions and other instruments and documents referred to or contemplated by this Agreement shall be exchanged by the parties hereto.

         10. Brokerage. Seller represents and warrants to Buyer that Seller will be solely responsible for, and pay in full, any and all brokerage or finder's fees or agent's commissions or other like payment owing in connection with Seller's use of any broker, finder or agent in connection with this Agreement or the transactions contemplated hereby. Buyer represents and warrants to Seller that Buyer will be solely responsible for, and pay in full, any and all brokerage or finder's fees or agent's commissions or other like payment owing in connection with Buyer's use of any broker, finder or agent in connection with this Agreement or the transactions contemplated hereby. Each party hereto shall indemnify and hold the other party hereto harmless against and in respect of any breach by it of the provisions of this Paragraph 10.

         11.     Miscellaneous.

                 (a) Buyer shall have the right, upon notice to Seller, to assign prior to the Closing Date, in whole or in part, its rights and obligations hereunder to any affiliate of Buyer, including, without limitation, to any subsidiary of Buyer or other entity controlled by, controlling or under common control with Buyer, or, subject to Seller's consent, to any other entity.

                 (b) From time to time after the Closing Date, Seller shall, if requested by Buyer, make, execute and deliver to Buyer such additional assignments, bills of sale, deeds and other instruments of transfer, as may be necessary or proper to transfer to Buyer all of Seller's right, title and interest in and to the Assets covered by this Agreement. Such efforts and assistance shall be without cost to Buyer.

                 (c) This Agreement embodies the entire understanding and agreement among the parties concerning the subject matter hereof and supersedes any and all prior negotiations, understandings or agreements in regard thereto. This Agreement shall be interpreted, governed and construed in accordance with the laws of the State of Colorado. This Agreement may not be modified or amended except by an agreement in writing executed by both Buyer and Seller.

                 (d) Any sales, use, transfer or documentary taxes imposed in connection with the sale and delivery of the Assets and the rights acquired by Buyer under this Agreement shall be paid by Buyer.

                            [EXECUTION PAGE FOLLOWS]





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
         IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.


                                              CABLE TV FUND 12-BCD VENTURE,
                                              a Colorado joint venture

                                              By: Cable TV Fund 12-B, Ltd.,
                                                  a Colorado limited partnership

                                              By: Cable TV Fund 12-C, Ltd.,
                                                  a Colorado limited partnership

                                              By: Cable TV Fund 12-D, Ltd.,
                                                  a Colorado limited partnership

                                                  By: Jones Intercable, Inc.,
                                                      their General Partner


                                                      By: /s/ JAMES B. O'BRIEN
                                                      Title: President


                                              JONES INTERCABLE, INC.,
                                              a Colorado corporation

                                              By: /s/ JAMES B. O'BRIEN
                                              Title: President





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
                                   EXHIBIT A
                         to Purchase and Sale Agreement
                          dated as of August 11, 1995

FRANCHISES

City of Tampa, Florida

 .        Tampa Cable Communications Ordinance No. 7864-A dated January 28, 1982 providing for the franchising and regulation of cable television systems within the City of Tampa
 .        Franchise Agreement dated December 30, 1982, between the City of
         Tampa, Florida and Tampa Cable Television, Inc.
 .        Resolution No. 2787-H dated December 30, 1982, granting a cable television franchise to Tampa Cable Television
 .        Resolution No. 1153-I dated October 2, 1986, authorizing the transfer of the Franchise to Jones Intercable, Inc. and/or one or more of its controlled affiliates and amending the Franchise Agreement
 .        Franchise Transfer, Acceptance and Consent to Transfer dated October
         6, 1986, between Tampa Cable Television, Inc., Jones Intercable, Inc. and/or one or more of its controlled affiliates and the City of Tampa
 .        Amendment to Franchise Agreement dated October 6, 1986, between the
         City of Tampa, Florida and Tampa Cable Television, Inc. and approved by Jones Intercable, Inc.
 .        Resolution No. 88-350 dated February 25, 1988, approving the transfer in mortgage of the cable Franchisee's property used for the operation of its cable television system serving the City of Tampa to secure financing necessary for the acquisition, operation and improvement of the cable television system
 .        Second Amendment to Franchise Agreement dated September 1, 1994, between the City of Tampa, Florida and Cable TV Fund 12-BCD Venture
 .        Letter dated March 9, 1995, regarding the initiation of negotiations for renewal of the franchise

Expiration Date:              December 30, 1997

Franchise Fee:                5 percent

Assignment Provisions:

Article IV, Section 15 of Ordinance No. 7864-A states, "Transfer of Franchise

"A. A franchise granted under this ordinance shall be a privilege to be held in personal trust by the Grantee. It shall not be assigned, transferred, sold or disposed of, in whole or in part, by voluntary sale, sale and leaseback, merger, consolidation, or otherwise or by forced or involuntary sale, without prior consent of the Mayor, as authorized by resolution of the Council, and then on only such conditions as may be therein prescribed. Any sale, transfer or assignment not made according to the procedures set forth in this ordinance shall render the franchise void. The sale, transfer, or assignment in bulk of the major part of the tangible assets of the Grantee shall be considered an assignment and shall be subject to the provisions of this Section.

"B. Any sale, transfer or assignment authorized by the City shall be made by a bill of sale or similar document, an executed copy of which shall be filed with the City within thirty (30) days after any such sale, transfer or assignment. The City shall not withhold its consent unreasonably; provided, however, the proposed assignee agrees to comply with all the provisions of this ordinance and the franchise and reasonable amendments thereto, and must be able to provide proof of legal, technical, financial, and character qualifications as determined by the City.

"C. No such consent shall be required for a transfer in trust, mortgage, or other instrument of hypothecation, in whole or in part, to secure an indebtedness except when such hypothecation shall exceed seventy-five percent (75%) of the fair market value (as defined in Section 1, Article II) of the property used by the Grantee in the operation of its cable television system. Prior consent of the City shall be required for such transfer and said consent shall not be withheld unreasonably.

"D. Prior approval of the City shall be required where ownership or control of ten percent (10%) or more of the right of control of the Grantee is acquired during the term of the franchise in any transaction or series of transactions by a person or group of persons acting in concert, none of whom owned or controlled ten percent (10%) or more of such right of control, singularly or collectively on the effective date of the franchise. By its acceptance of the franchise, the Grantee specifically grants and agrees that any such acquisition occurring without prior approval of the city shall render the franchise void.

"E. The consent of the City to any sale, transfer, lease, trust, mortgage, or other instrument of hypothecation shall not constitute a waiver or release of any of the rights of the City under this ordinance and the franchise."

Section 1 of Resolution No. 88-350 states, "That the transfer in mortgage of the Cable Franchisee's property used for the operation of the System to secure financing necessary for the acquisition, operation and improvement of the System is hereby approved."





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
FCC LICENSES

Business Radio                        KNGR354
Business Radio                        WNAS530
Earth Station                         E6439
Microwave Radio Station               WNER856
Microwave Radio Station               WNTT650

POLE AGREEMENTS/LINE CROSSING AGREEMENTS

1. Cable Company Pole Lease Agreement dated November 1, 1989, with GTE Florida Incorporated for the City of Tampa, Florida.

2. Attachment Agreement dated May 10, 1983, as amended, with Tampa Electric Company for the City of Tampa, Florida.

3. Hillsborough County Use Permit dated March 9, 1984, for construction and maintenance of aerial CATV facilities at S. Manhattan Avenue,
         Section 33, Township 29, Range 18, parallel to and crossing S. Manhattan Avenue between Talcon Street and Sevilla Street.

4. Hillsborough County Use Permit dated March 9, 1984, for construction and maintenance of aerial CATV facilities at S. Manhattan Avenue,
         Section 33, Township 29, Range 18, crossing S. Manhattan Avenue at Talcon Street.

5. Hillsborough County Use Permit dated March 9, 1984, for construction and maintenance of aerial CATV facilities at S. Manhattan Avenue,
         Section 33, Township 29, Range 18, crossing S. Manhattan Avenue at Santiago Street.

6. Hillsborough County Use Permit dated March 9, 1984, for construction and maintenance of aerial CATV facilities at S. Manhattan Avenue,
         Section 33, Township 29, Range 18, parallel to and crossing S. Manhattan Avenue between Corona Street and Bay Vista Avenue.

7. Hillsborough County Use Permit dated March 9, 1984, for construction and maintenance of aerial CATV facilities at Manhattan Avenue, Section 4, Township 30, Range 18, between Euclid Avenue and Fairoaks Avenue.

8. State of Florida Department of Transportation Utility Permit No. 10-290 dated March 1, 1984, for construction, operation and maintenance of CATV facilities crossing State Road 600 between Santiago Street and Talcon Street, Section 10130, from MP 6.520 to MP 6.711, in the City of Tampa, Hillsborough County, Florida.

9. State of Florida Department of Transportation Utility Permit No. U-10-93-0070P dated September 3, 1993, for construction, operation and maintenance of aerial and underground TV facilities crossing State Road 93-A Frontage Road, Section 10075, MP/Station 36.185, in the City of Tampa, Hillsborough County, Florida.

10. State of Florida Department of Transportation Utility Permit No. 94-H-796-0100 dated September 23, 1994, for construction, operation and maintenance of aerial and underground fiber optic cable facilities crossing State Road 60, Section 10140, from MP/Station 0.026 to 0.641, in the City of Tampa, Hillsborough County, Florida.

11. State of Florida Department of Transportation Utility Permit No. 94-H-796-0093 dated September 27, 1994, for the installation of a fiber optic cable into an existing TV conduit crossing State Road 93,
         Section 10190, MP/Station 6.185, in the City of Tampa, Hillsborough County, Florida.

12. State of Florida Department of Transportation Utility Permit No. 94-H-796-0104 dated October 10, 1994, for construction, operation and maintenance of underground TV facilities crossing State Road 60,
         Section 10140, MP/Station 0.641, in the City of Tampa, Hillsborough County, Florida.

13. State of Florida Department of Transportation Utility Permit No. 94-H-796-0101 dated October 14, 1994, for construction, operation and maintenance of aerial CATV facilities crossing S.R. 589 on existing TV facilities, Section 10140, MP/Station 8.00, in the City of Tampa, Hillsborough County, Florida.

14. State of Florida Department of Transportation Utility Permit No. 94-H-796-0104 dated October 14, 1994, for construction, operation and maintenance of aerial and underground TV facilities crossing State Road 589, Section 10140, from MP/Station 8.938 to 9.057, in the City of Tampa, Hillsborough County, Florida.

15. State of Florida Department of Transportation Utility Permit No. 94-H-796-0008 dated November 16, 1994, for construction, operation and maintenance of aerial TV crossing State Road 60, Section 10140, MP/Station 5.131, in the City of Tampa, Hillsborough County, Florida.





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
16. State of Florida Department of Transportation Utility Permit No. 95-H-796-0035 dated January 10, 1995, for construction, operation and maintenance of aerial cable TV crossing S.R. 574, Section 10340, MP/Station 4.805, in the City of Tampa, Hillsborough County, Florida.

17. Utility Relocation Agreement dated December 16, 1986, with the State of Florida Department of Transportation for cable television facilities located at State Road 685 (Tampa Street) at Highlands Street and Woodlawn Avenue in Hillsborough County, Florida.

18. Application and Permit for Construction and Maintenance Operations Within Public Rights of Way dated November 30, 1984, with the City of Tampa for the installation of cable television facilities at Hyde Park Street from Bayshore Ramp to Davis Islands.

19. Application and Permit for Construction and Maintenance Operations Within Public Rights of Way dated October 10, 1985, with the City of Tampa for the installation of cable television facilities at Reo Street from Gray Street to Executive Drive.

20. Wireline Crossing Agreement No. CSX-019378 dated June 10, 1993, with CSX Transportation, Inc. for the installation and maintenance of cable television facilities at a point 2,966 feet southwardly measured along the center line of Licensor's main track(s) from Milepost A-883, Tampa Terminal Subdivision at or near the City of Tampa, Hillsborough County, Florida.

21. Wireline Crossing Agreement No. CSX-018588 dated April 19, 1993, as amended, with CSX Transportation, Inc. for the installation and maintenance of cable television facilities at a point 696 feet westwardly measured along the center line of Licensor's main track(s) from Milepost A-883, Tampa Terminal Subdivision at or near the City of Tampa, Hillsborough County, Florida.

22. General Agreement for CATV Wire Line Crossings dated December 13, 1983, as amended, with Seaboard System Railroad, Inc. (now in the name CSX Transportation, Inc.) for the installation and maintenance of cable television facilities at various points within the State of Florida.

23. Utility Permit dated June 9, 1995, with the State of Florida Department of Transportation for a joint trench for underground construction along Kennedy Boulevard between Florida and Pierce. NOTE:
         Permit has been signed by Jones, but is still being processed for signature by DOT.





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
24. Utility Permit dated March 21, 1995, with the State of Florida Department of Transportation for an aerial crossing over Tampa Street at West Estelle. NOTE: Permit has been signed by Jones, but is still being processed for signature by DOT.

25. Utility Permit dated April 3, 1995, with the State of Florida Department of Transportation to pull fiber optic thru existing conduit crossing under I-275 on N. Marion St. NOTE: Permit has been signed by Jones, but is still being processed for signature by DOT.

26. Utility Permit dated April 3, 1995, with the State of Florida Department of Transportation to overlash fiber optic cable to existing plant crossing Florida Ave. at Fortune. NOTE: Permit has been signed by Jones, but is still being processed for signature by DOT.

27. Utility Permit dated April 3, 1995, with the State of Florida Department of Transportation to overlash fiber optic cable to existing plant crossing Florida Ave. at Estelle. NOTE: Permit has been signed by Jones, but is still being processed for signature by DOT.

28. Utility Permit dated March 31, 1995, with the State of Florida Department of Transportation to overlash fiber optic cable to existing plant crossing Florida Ave. between Fortune and Tyler. NOTE: Permit has been signed by Jones, but is still being processed for signature by DOT.

29. Utility Permit dated April 20, 1995, with the State of Florida Department of Transportation for aerial and underground fiber optic line at SR 45 - 20th Ave. North to Jackson St. NOTE: Permit has been signed by Jones, but is still being processed for signature by DOT.

30. Utility Permit dated March 20, 1995, with the State of Florida Department of Transportation for aerial and underground fiber optic cable to cross and parallel Crosstown Expressway from Bayshore Blvd. to Tampa St. NOTE: Permit has been signed by Jones, but is still being processed for signature by DOT.

31. Utility Permit dated March 8, 1995, with the State of Florida Department of Transportation for an aerial crossing along North Blvd.
         NOTE: Permit has been signed by Jones, but is still being processed for signature by DOT.





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
32. Utility Agreement (undated) with the State of Florida Department of Transportation to relocate facilities along SR 884 from Colonial Blvd. to Metro Parkway. NOTE: Agreement has been signed by Jones, but is still being processed for signature by DOT.

33. Utility Agreement (undated) with the State of Florida Department of Transportation to relocate facilities along SR 574 from Dale Mabry to Armenia. NOTE: Agreement has been signed by Jones, but is still being processed for signature by DOT.

34. Utility Agreement (undated) with the State of Florida Department of Transportation to relocate facilities along SR 580 from Eisenhower Blvd. to Dale Mabry Hwy. NOTE: Agreement has been signed by Jones, but is still being processed for signature by DOT.

35. Utility Permit dated January 6, 1995, with the State of Florida Department of Transportation to install fiber optic cable in conduit purchased from Intermedia Communications of Florida, Inc. along Courtney Campbell Pkwy. from Rocky Point Dr. to Memorial Hwy. NOTE:
         Permit has been signed by Jones, but is still being processed for signature by DOT.

36. Utility Relocation Agreement dated September 1, 1994, with the State of Florida Department of Transportation. NOTE: Agreement has been signed by Jones, but is still being processed for signature by DOT.

INSTALLATION, SERVICE AND WIRING AGREEMENTS

1. Agreement for Harbour Island Cable Television Channel dated March 3, 1995, with Harbour Island Inc. for installation of equipment and channel space to distribute audio, video and character generated data over a dedicated cable channel.

2. Agreement for Exclusive Television Programming Services dated May 28, 1986, with Consolidated Capital Properties III to provide cable television service to Brittany Luxury Apartments.

3. Agreement dated January 20, 1986, as amended, with Browning Properties Company to provide cable television service to Broadmoor Apartments.

4. Easement Agreement dated October 19, 1990, as amended, with Ronald Benderson, Randall Benderson and David H. Baldauf as Trustees under a Trust Agreement dated October 14, 1985 known as the Benderson 85-1 Trust to provide cable television service to Brookside Apartments.

5.       Agreement dated July 16, 1986, as amended, with Ralph Kaul and Emerson
         G. Reinsch to provide cable television service to Colonial Village Apartments.

6. Agreement dated March 27, 1986, as amended, with Lookout Pointe Associates Ltd. to provide cable television service to Lookout Pointe Apartments.

7. Easement Agreement dated December 3, 1990, as amended, with River Hills Dr. Associates, Ltd. to provide cable television service to River Del Rey/River Walk Apartments.

8. SMATV Agreement dated March 26, 1986, with Smuggler's Cove Apts. to provide cable television service.

9. Satellite Master Antenna Television System Agreement dated May 13, 1985, as amended, with Interbay Colony Apts., Ltd. and Westminster Chase Apts., Ltd. to provide cable television service to Westminster Chase Apartments.

10. Agreement dated March 30, 1987, as amended, with Cheshire Management, Ltd. to provide cable television service to Woodhaven Apartments a/k/a Cedar Key.

11. CATV Service Agreement dated March 15, 1985, with Adalia Bayfront Condominium Association Inc. to provide cable television service to Adalia Condominiums.

12. Cable Television Installation and Service Subscription Agreement dated June 11, 1993, with Adeste Condominium Assoc., Inc. to provide cable television service to Adeste Condominiums.

13. Cable Television Installation and Service Subscription Agreement dated August 17, 1988, with Mike Patel to provide cable television service to The Alamo Motel.

14. Cable Television Installation and Service Subscription Agreement dated December 6, 1989, with Parimal A. Butala to provide cable television service to The Alaska Motel.

15. Cable Television Installation and Service Subscription Agreement dated November 15, 1989, with Ghanshyam L. Patel to provide cable television service to the American Motel.

16. Cable TV Service Subscription Agreement dated March 21, 1988, with Natu Amin to provide cable television service to The Antigua Motel.

17. Installation and CATV Service Agreement dated November 18, 1985, with Robert G. Grieves to provide cable television service to Arbour House Apts.

18. Cable Television Installation and Service Subscription Agreement dated November 17, 1989, with Bhartat Patel to provide cable television service to Base Motel.

19. Cable Television Installation Agreement dated July 31, 1987, with the Bayshore Diplomat Condominium Association, Inc. to provide cable television service to the Bayshore Diplomat Condominium.

20. Cable Television Installation and Service Subscription Agreement dated January 18, 1989, with Mike Patel to provide cable television service to The Bayview Motel.

21. Cable Television Installation and Service Subscription Agreement dated August 14, 1991, with Chen Lin to provide cable television service to the Bel-Air Motel.

22. Cable TV Service Subscription Agreement dated July 7, 1987, with Andy Patel to provide cable television service to the Belmont Motel.

23. Cable Television Installation and Service Subscription Agreement dated January 17, 1990, with Gremar Associates to provide cable television service to the Best Western Safari Inn.

24. Cable Television Installation Agreement dated June 14, 1987, with CLM Management Company to provide cable television service to the Teresa Terrace Apartments.

25. Cable Television Installation and Service Subscription Agreement dated October 4, 1991, with Vasant Patel to provide cable television service to Casa Loma Motel.

26. Cable Television Installation and Service Subscription Agreement dated August 18, 1994, with Archemedes/Tampa Inns Limited Partnership to provide cable television service to The Colony Resort.

27. Installation and CATV Service Agreement dated January 18, 1986, with Colony Oaks Homeowners Association, Inc. to provide cable television service to Colony Oaks.

28. Cable Television Installation and Service Agreement dated November 27, 1990, with Chesapeake Associates Limited Partnership to provide cable television service to Chesapeake Apartments.

29. Cable Television Installation and Service Subscription Agreement dated September 1, 1989, with Pradip Patel to provide cable television service to Crosstown Inn.

30. Cable TV Service Subscription Agreement dated June 29, 1987, with Sam MacMahon, Jr. to provide cable television service to Days Inn Busch Gardens.

31. Cable Television Installation and Service Subscription Agreement dated August 17, 1988, with Days Inn Downtown Tampa, a Corporation to provide cable television service to Days Inn Downtown Tampa.

32. Cable TV Service Subscription Agreement dated July 20, 1988, with Thirtieth Street Motel Assoc., Ltd. to provide cable television service to Econo Inn.

33. Cable TV Service Subscription Agreement dated May 20, 1988, with Mike Patel to provide cable television service to Eight Inn Motel.

34. Cable Television Installation Agreement dated January 4, 1988, with Florida Gulf Coast Apts., Inc. to provide cable television service to Florida Gulf Coast Apartments.

35. Cable Television Installation and Service Subscription Agreement dated August 1, 1989, with Forest Hills Village Homeowners Association to provide cable television service to Forest Hills Village Townhomes.

36. Cable TV Service Subscription Agreement dated December 8, 1986, with Thakorbhai Patel to provide cable television service to Gardenview Motel.

37. Cable TV Service Subscription Agreement dated May 27, 1987, with Ghunshyan Patel to provide cable television service to the Granada Motel.

38. Cable Television Installation and Service Subscription Agreement dated August 24, 1994, with Ishwar D. Patel to provide cable television service to The Haven Motel.

39. Installation and CATV Services Agreement dated November 17, 1987, as amended, with Hawthorne Pointe Condominiums to provide cable television service to complex.

40. Cable Television Installation and Service Subscription Agreement dated July 6, 1992, with H. Lee Moffitt Cancer Center to provide cable television service to the hospital and research center.

41. Cable Television Installation and Service Subscription Agreement dated February 7, 1989, with Khandu Patel to provide cable television service to the Hacienda Motel.

42. Cable Television Installation and Service Subscription Agreement dated February 26, 1992, with Harbour Court Condominium Association, Inc. to provide cable television service to Harbour Court Condominiums.

43. Cable Television Installation and Service Subscription Agreement dated January 4, 1990, with N. Pram Inc. to provide cable television service to Hayes Motel.

44. Cable TV Service Subscription Agreement dated May 15, 1987, with Equitel to provide cable television service to Holiday Inn Airport.

45. Cable Television Installation and Service Subscription Agreement dated February 5, 1993, with Hyatt Corporation, as Agent for Tampa City Center Associates, d/b/a Hyatt Regency Tampa to provide cable television service to the Hyatt Regency.

46. Cable Television Installation and Service Subscription Agreement dated December 15, 1990, with West Interbay II, Inc. to provide cable television service to Interbay Colony.

47. Installation and CATV Service Agreement dated August 15, 1985, with Island Chateau to provide cable television service to Island Chateau Condominiums.

48. Cable Television Installation and Service Subscription Agreement dated May 22, 1989, with Knollwood Manor Inc. to provide cable television service to Knollwood Manor.

49. Cable Television Installation and Service Subscription Agreement dated November 22, 1994, with La Quinta Inns Inc. to provide cable television service to La Quinta Inn.

50. Cable Television Installation Agreement dated November 17, 1987, as amended, with TPA Apartments to provide cable television service to Live Oaks Plantation, Phase I.

51. Cable Television Installation and Service Subscription Agreement dated July 14, 1989, with Elvira LeRoy to provide cable television service to Loma Linda Motel.

52. Cable TV Service Subscription Agreement dated March 20, 1987, with Megan Patel to provide cable television service to the MacDill Motel.
         NOTE: A new Cable Television Installation and Service Subscription Agreement dated June 19, 1995 has been signed by Magan Patel, but is still being routed for signature by Cable TV Fund 12-BCD Venture.

53. Cable TV Service Subscription Agreement dated May 20, 1988, with Natu Amin to provide cable television service to Mac's Motel.

54. Cable Television Installation and Service Subscription Agreement dated April 23, 1993, with Marina Club Condominium Association to provide cable television service to Marina Club Condominiums.

55. Cable Television Installation and Bulk Service Agreement dated April 22, 1993, with Mariner North, Inc. to provide cable television service to Mariner Condominium Apartments North.

56. Cable Television Installation Agreement dated November 21, 1986, with Mary Walker Apts. to provide cable television service to complex.

57. Cable Television Installation and Service Subscription Agreement dated September 28, 1994, with Memorial Hospital of Tampa to provide cable television service to hospital.

58. Cable TV Service Subscription Agreement dated March 20, 1987, with Ramesh Patel to provide cable television service to the Open Gate Motel.

59. CATV Service Agreement dated June 25, 1985, with Palma Ceia Place Condominium Association to provide cable television service to Palma Ceia Place.

60. Cable Television Installation and Service Subscription Agreement dated November 19, 1991, with Megan Patel to provide cable television service to the Park and Sleep Motel.

61. Cable TV Service Subscription Agreement dated March 23, 1987, with Jidendra Patel to provide cable television service to the Park II Motel.

62. Cable Television Installation and Service Subscription Agreement dated January 31, 1989, with Park Place at Horatio Condo Assn., Inc. to provide cable television service to Park Place Condominiums.

63. Cable Television Installation and Service Subscription Agreement dated February 17, 1989, with Parkland Properties, Inc. to provide cable television service to Parkland Condominiums.

64. CATV Service Agreement dated March 20, 1985, with Players Condominium Association to provide cable television service to Players Condos.

65. Cable Television Installation and Service Subscription Agreement dated April 6, 1989, as amended, with Busch- USF Development Group, Ltd. to provide cable television service to Quality Suites-Busch Gardens.

66. Cable Television Installation Agreement dated June 7, 1987, with Rivers Edge Club Apartments to provide cable television service to complex.

67. Cable TV Service Subscription Agreement dated April 1, 1987, with Ishver Patel to provide cable television service to the Royal Palm Motel.

68. Cable Television Installation and Service Subscription Agreement dated March 26, 1990, as amended, with St. Francis Residence, Inc., t/d/b/a St. Joseph's Women's Hospital to provide cable television service to hospital.

69. Cable TV Service Subscription Agreement dated March 21, 1988, with Gordon Patel to provide cable television service to the Seminole Motel.

70. Installation and CATV Service Agreement dated January 28, 1985, as amended, with Shaker Lakes Apartments Company to provide cable television service to complex.

71. Cable TV Service Subscription Agreement dated December 5, 1986, with GOM Enterprises, Inc. to provide cable television service to The Shaw Motel.

72. Cable Television Installation Agreement dated August 13, 1987, with Igor Vinnor to provide cable television service to Silver Oaks Trailer Park.

73. Cable Television Installation and Service Subscription Agreement dated March 23, 1989, with S & R Enterprises, Inc. to provide cable television service to Sleep Inns of America.

74. Installation and CATV Service Agreement dated July 29, 1986, with Arnold A. Segel to provide cable television service to Spruce Street Apartments.

75. Cable Television Installation and Service Subscription Agreement dated January 10, 1990, with Pankaj M. Patel to provide cable television service to the Sunshine Motel.

76. Cable TV Service Subscription Agreement dated January 21, 1987, with N.G. Patel to provide cable television service to Sunnysouth Motel.

77. Cable Television Installation Agreement dated June 1, 1987, with Tampa Baptist Manor, Inc. to provide cable television service to Tampa Baptist Manor.

78. Cable Television Installation and Service Subscription Agreement dated April 25, 1991, with Associated Outdoor Clubs, Inc. to provide cable television service to Tampa Greyhound Track. NOTE: Requires written notice of any transfer be given within 30 days of closing.

79. Cable Television Installation and Service Subscription Agreement dated April 19, 1994, with Transitional Hospitals of Tampa to provide cable television service to hospital.

80. Cable TV Service Subscription Agreement dated May 4, 1987, with Jay Patel to provide cable television service to Travel Inn Motel.

81. Service Agreement dated March 2, 1983, with United Shelter Development to provide cable television service to University Oakwoods Condominiums.

82. Cable Television Installation and Service Subscription Agreement dated December 15, 1990, with West Interbay I, Inc. to provide cable television service to Westminster Chase Apartments.

83. CATV Service Agreement dated March 1, 1985, with Acorn Trace Apartments to provide cable television service to complex.

84. Cable Television Installation Agreement dated July 25, 1994, with Adam's House of Tampa Inc. to provide cable television service to Adam's House of Tampa.

85. CATV Service Agreement dated July 31, 1984, with M.R.I. Management Inc. to provide cable television service to an apartment building known as Annie and Nebraska.

86. CATV Service Agreement dated June 19, 1985, with The Ambassador Apartments to provide cable television service to complex.

87. Installation and CATV Service Agreement dated November 6, 1985, with Asbury Park Condo Assoc. to provide cable television service to Ashbury Park.

88. CATV Service Agreement dated August 23, 1984, with Ashley Square Apts. to provide cable television service to complex.

89. CATV Service Agreement dated March 20, 1985, with The Atrium Condominium Association to provide cable television service to The Atrium.

90. Cable Television Installation Agreement dated March 30, 1987, with Century Properties Fund XVII to provide cable television service to Bay Oaks Apartments.

91. Cable Television Installation Agreement dated August 30, 1994, with Bayshore Grande, Inc., as general partner for Bayshore Grande, LTD. to provide cable television service to Bayside Gardens.

92. Cable Television Installation Agreement dated June 12, 1987, to provide cable television service to Bayshore Apartments (no fully executed agreement in file).

93. Cable Television Installation and Wiring Agreement dated November 21, 1989, with Bayshore 1 Partners Ltd. to provide cable television service to Bayshore 1 Apartments.

94. Cable Television Installation and Wiring Agreement dated February 20, 1990, as amended, with Bayshore Heights Associates Ltd. to provide cable television service to Bayshore Heights.

95. Cable Television Installation and Wiring Agreement dated February 16, 1990, with 4807 Bayshore Partners to provide cable television service to Bayshore Manor Homes.

96. Installation and CATV Service Agreement dated November 14, 1985, with Bayshore Oaks to provide cable television service to complex.

97. CATV Service Agreement dated May 6, 1985, with Bayshore on the Boulevard Condominiums to provide cable television service to condominiums.

98. CATV Service Agreement dated February 14, 1985, with Bayshore Place Associates to provide cable television service to Bayshore Place Condos.

99. Cable Television Installation Agreement dated August 25, 1988, with Tampa Presbyterian Community, Inc. to provide cable television service to Bayshore Presbyterian Apartments.

100. Installation and CATV Service Agreement dated June 20, 1985, with Bayshore Condo & Co. Inc. to provide cable television service to Bayshore Royal.

101. CATV Service Agreement dated April 16, 1985, with Bayshore Trace Condominium Association to provide cable television service to Bayshore Trace Condos.

102. Installation and CATV Service Agreement dated November 6, 1985, with Bayshore Towers Condo Assn. to provide cable television service to Bayshore Towers.

103. Installation and CATV Service Agreement dated November 12, 1985, with Tampa Bayshore Villas Condo Assn. Inc. to provide cable television service to Bayshore Villas.

104. Cable Television Installation Agreement dated March 18, 1992, with Lou's Too, Inc. to provide cable television service to Bayswater Close.

105. Installation and CATV Service Agreement dated October 11, 1985, with Brandychase Condo Assn. to provide cable television service to Brandychase Condos.

106. Cable Television Installation and Wiring Agreement dated May 7, 1992, with Bristol Place Associates, Ltd. to provide cable television service to Bristol Place Apartments.

107. CATV Service Agreement dated July 25, 1984, with Brittany Apts. to provide cable television service to complex.

108. Cable Television Installation Agreement dated May 29, 1987, with Bricks Mgt. & R/E Development, Inc. to provide cable television service to Brookshire Condominiums.

109. Installation and CATV Service Agreement dated October 24, 1985, with Robert G. Grieves to provide cable television service to Buccaneer Apts.

110. CATV Service Agreement dated March 12, 1985, with The Canterbury Tower to provide cable television service to complex.

111. CATV Service Agreement dated April 16, 1985, with Caribe Fantle Apartments to provide cable television service to complex.

112. Cable Television Installation Agreement dated January 15, 1988, with Unirealty Services Inc. to provide cable television service to Casa Blanca Apartments.

113. Installation and CATV Service Agreement dated September 10, 1985, to provide cable television service to Casa De Palma.

114. Cable Television Installation and Wiring Agreement dated April 26, 1990, with Roland Martino to provide cable television service to Casa Marti.

115. CATV Service Agreement dated May 23, 1985, with The Cascades Apartments to provide cable television service to complex.

116. Installation and CATV Service Agreement dated October 3, 1985, with Parkinson & Associates to provide cable television service to Caymen Islander.

117. CATV Service Agreement dated September 26, 1985, with Central Court Apartments to provide cable television service to complex.

118. Installation and CATV Service Agreement dated August 16, 1985, to provide cable television service to Century Oaks.

119. Installation and CATV Service Agreement dated November 8, 1985, with Golda Brunhild to provide cable television service to The Chateau Apts.

120. CATV Service Agreement dated July 5, 1984, with Chateau de Seville Condo Association Inc. to provide cable television service to Chateau de Seville.

121. Cable Television Installation Agreement dated March 20, 1987, with Christ the King Housing, Inc. to provide cable television service to Kings Manor Apartments.

122. Cable Television Installation Agreement dated March 20, 1987, with Christ the King Housing II, Inc. to provide cable television service to Kings Arms Apartments.

123. Cable Television Installation Agreement dated February 12, 1987, with Bayshore Partners to provide cable television service to the Clewis Court Apartments.

124. CATV Service Agreement dated June 6, 1985, with Colony House Apartments to provide cable television service to complex.

125. Cable Television Installation Agreement dated July 13, 1993, with Colony Key Home Owners Association to provide cable television service to Colony Key Subdivision.

126. CATV Service Agreement dated September 26, 1985, with Columbus Court Apartments to provide cable television service to complex.

127. Installation and CATV Service Agreement dated September 25, 1985, with Charles Fantle to provide cable television service to Commodores Cove.

128. Cable TV Service Subscription Agreement dated October 26, 1987, with Vindo Patel to provide cable television service to Coral Motel.

129. CATV Service Agreement dated January 31, 1985, with The Tigert Company to provide cable television service to Courtyards of Tampa Bay.

130. CATV Service Agreement dated June 11, 1985, with Crowder Manor to provide cable television service to complex.

131. Cable Television Installation Agreement dated June 23, 1988, with Century Properties Fund XIX to provide cable television service to The Cove Apartments.

132. Installation and CATV Service Agreement dated August 12, 1985, with Jeanne R. Winter to provide cable television service to Davis Island Towers.

133. CATV Service Agreement dated February 12, 1985, with The Oxford Co. DBA Davphine, Ltd. to provide cable television service to Davphine Apts.

134. Installation and CATV Service Agreement dated November 8, 1985, with Golda Brunhild to provide cable television service to The DeLeon Apts.

135. CATV Service Agreement dated February 14, 1985, with Blue Sky Management to provide cable television service to DeSoto Apts.

136. CATV Service Agreement dated February 14, 1984, with Everett and Bonnie Evans to provide cable television service to Drew Park Trailer Park.

137. Agreement dated January 8, 1985, with Russell B. Duink to provide cable television service to Duink's N. Rome Trailer Park.

138. Cable Television Installation and Service Subscription Agreement dated July 2, 1990, with Parimal A. Butala to provide cable television service to East Gate Motel.

139. Installation and CATV Service Agreement dated September 23, 1985, with Embassy Apartments to provide cable television service to complex.

140. Cable Television Installation and Wiring Agreement dated February 1, 1989, with Lincoln Property Company to provide cable television service to Essex Place Apartments.

141. Cable Television Installation Agreement dated October 15, 1989, with Fair Oaks Condominium Association, North to provide cable television service to Fair Oaks North.

142. Cable Television Installation and Service Subscription Agreement dated March 9, 1993, with Fair Oaks Condominium Assoc. South to provide cable television service to Fair Oaks South.

143. Cable Television Installation Agreement dated November 18, 1986, with Fairfield Villas Development Corp. to provide cable television service to Fairfield Villas.

144. Cable Television Installation Agreement dated February 20, 1990, with 51st Street Station Inc. to provide cable television service to 51st Street Station Apartments.

145. CATV Service Agreement dated March 26, 1985, with Felicia Villa Apartments to provide cable television service to complex.

146. Cable Television Installation Agreement dated July 2, 1989, with Arcon Development Properties, Inc. to provide cable television service to Flamingo Apartments.

147. Cable Television Installation Agreement dated May 13, 1988, with Florida Gulf Coast Apts., Inc. to provide cable television service to Florida Gulf Coast Apartments.

148. Installation and CATV Service Agreement dated November 6, 1985, with Roger B. Curlin to provide cable television service to 4702 & 4704 Citrus Cir. and 4606, 08 & 10 Citrus Cir., Tampa, Florida.

149. CATV Service Agreement dated June 26, 1984, with Franklin Tampa Associates to provide cable television service to The Falls.

150. Installation and CATV Service Agreement dated April 9, 1985, with French Quarter Apartments Management to provide cable television service to The French Quarter.

151. CATV Service Agreement dated February 25, 1985, with Garden Terrace I & II to provide cable television service to complex.

152. CATV Service Agreement dated February 25, 1985, with Garden Terrace III to provide cable television service to complex.

153. Installation and CATV Service Agreement dated August 15, 1985, with S.M. Baksh to provide cable television service to Gate Trailer Park & Apartments.

154. Cable Television Installation Agreement dated June 29, 1987, with Georgian Partners Limited to provide cable television service to The Georgian Apartments.

155. Cable Television Installation and Wiring Agreement dated March 13, 1989, with Goodwill Industries-Suncoast Inc. to provide cable television service to a development known as GIS.

156. Installation and Non-Pay Television Services Agreement dated June 19, 1985, with Greenhouse Apartments to provide cable television service to The Green House.

157. Installation and CATV Service Agreement dated October 25, 1985, with Joseph R. Bernardo to provide cable television service to Greenbriar Apts.

158. CATV Service Agreement dated March 12, 1985, with Habana Park Condominium Association to provide cable television service to Habana Park Condos.

159. Cable Television Installation Agreement dated February 19, 1987, with Haciendas De Ybor to provide cable television service to complex.

160. Cable Television Installation Agreement dated March 11, 1987, with Hacienda Villas, Inc. to provide cable television service to Hacienda Villas.

161. Cable Television Installation Agreement dated March 20, 1987, with Hanna Oaks Retirement Community, Inc. to provide cable television service to Hanna Oaks Retirement Community.

162. Cable Television Installation and Wiring Agreement dated August 31, 1988, with Harbor House Condominium Association to provide cable television service to Harbor House.

163. Cable Television Conduit License and Service Agreement dated December 11, 1986, with Harbour Island Inc. to provide cable television service to Harbour Island.

164. Cable Television Installation and Wiring Agreement dated April 25, 1991, as amended, with Richland Properties, Inc., successor in interest to Highland Oaks Associates, to provide cable television service to Highland Oaks Apartments.

165. CATV Service Agreement dated January 10, 1985, with Hildale Apts. to provide cable television service to complex.

166. CATV Service Agreement dated December 11, 1984, with Holiday Oaks to provide cable television service to complex.

167. Cable Television Installation Agreement dated August 16, 1991, with Colvin & Maryanne M. Rouse to provide cable television service to Horatio Carlton Apartments.

168. CATV Service Agreement dated April 24, 1985, with Horizon Place Apartments to provide cable television service to complex.

169. Cable Television Installation and Wiring Agreement dated January 4, 1990, with Manor House Corporation to provide cable television service to Hudson Manor.

170. Agreement dated September 5, 1989, with Hunter's Green Community Association, Inc. to provide cable television service to Hunter's Green.

171. CATV Service Agreement dated November 8, 1984, with J.B. Management Co. to provide cable television service to Hyde Park Towers Apts.

172. Cable Television Installation Agreement dated February 23, 1987, with Indies East Partners Ltd. to provide cable television service to Indies East Apartments.

173. Installation and CATV Service Agreement dated November 8, 1985, with Coachman Development Corp. to provide cable television service to Interbay Oaks Townhomes.

174. Cable Television Installation Agreement dated September 30, 1988, with Jackson Heights Associates to provide cable television service to Jackson Heights Estates.

175. Cable Television Installation and Service Agreement dated November 4, 1993, with Island Place Limited Partnership to provide cable television service to Island Place Apartments.

176. Cable Television Agreement dated November 21, 1991, with Island Walk Limited Partnership to provide cable television service to Island Walk at Harbour Island.

177. Installation and CATV Service Agreement dated July 5, 1984, with Margaret Bennett to provide cable television service to Jefferson Court.

178. CATV Service Agreement dated April 19, 1985, with Johnson Court Apartments to provide cable television service to complex.

179. Installation and CATV Service Agreement dated July 31, 1985, with Jack Dwyer Co., Inc. to provide cable television service to Kelly Ridge Subdivision.

180. CATV Service Agreement dated April 19, 1985, with Kenneth Court Apartments to provide cable television service to complex.

181. Cable Television Installation Agreement dated March 23, 1989, with Lakeside Villas to provide cable television service to Lakeside Villas Apartments.

182. CATV Service Agreement dated November 19, 1985, with Landmark East Apartments to provide cable television service to complex.

183. Installation and CATV Service Agreement dated September 18, 1985, with La Plaza del Sol Investors Ltd. to provide cable television service to La Plaza Del Sol Apts.

184. CATV Service Agreement dated January 7, 1985, with Westcoast Realty Management to provide cable television service to La Villa Apartments.

185. CATV Service Agreement dated July 26, 1984, with Lenox Place Apts. to provide cable television service to complex.

186. Cable Television Installation and Wiring Agreement dated February 1, 1989, with TPA Apartments to provide cable television service to Live Oaks Plantation, Phase II.

187. Cable Television Installation and Wiring Agreement dated July 3, 1990, with TPA Apartments to provide cable television service to Live Oaks Plantation, Phase III.

188. CATV Service Agreement dated January 7, 1985, with Westcoast Realty Management to provide cable television service to Lorenzo Carolina Apts.

189. Cable Television Installation and Service Subscription Agreement dated June 29, 1990, with Lou's Too, Inc.- William A. Brown to provide cable television service to 7908 N. Florida Avenue, Tampa, Florida.

190. CATV Service Agreement dated February 15, 1985, with MacDill Apts. L.T.D. to provide cable television service to MacDill Apts.

191. Installation and CATV Service Agreement dated September 11, 1985, with Southend Investment Corp. to provide cable television service to MacDill Condominiums.

192. CATV Service Agreement dated May 28, 1985, with The Mall Apartments to provide cable television service to complex.

193. Cable Television Installation and Wiring Agreement dated February 17, 1989, with Azzarelli Construction Co. to provide cable television service to Mallory Square.

194. Cable Television Installation Agreement dated December 28, 1992, with Beverly Enterprises-Florida, Inc., d/b/a Beverly Gulf Coast-Florida, Inc. d/b/a Manhattan Convalescent Center to provide cable television service to Center.

195. Installation and CATV Service Agreement dated October 15, 1985, with Irene Nickitas to provide cable television service to Manhattan East Apts.

196. CATV Service Agreement dated December 11, 1984, with Manhattan Manor Apts. to provide cable television service to complex.

197. Cable Television Installation Agreement dated January 15, 1988, with Presbyterian Homes of Tampa to provide cable television service to Manhattan Place. NOTE: If cable system is sold, owner must be notified within 60 days of such sale.

198. Cable Television Installation Agreement dated February 26, 1990, with Joe F. Lackey to provide cable television service to Manhattan South Apts.

199. CATV Service Agreement dated November 19, 1984, with Marina Club of Tampa Condo Association to provide cable television service to Marina Club Condo's.

200. Installation and CATV Service Agreement dated September 14, 1985, with 5700 Mariner South Inc. to provide cable television service to Mariner South Condos.

201. CATV Service Agreement dated March 22, 1985, with Marquis Apartments to provide cable television service to complex.

202. Cable TV Service Subscription Agreement dated May 25, 1988, with Sharad Patel to provide cable television service to The Mayflower Motel.

203. CATV Service Agreement dated May 22, 1984, with Cambridge Limited Partnership to provide cable television service to Medical Towers Building.

204. Cable Television Installation Agreement dated December 4, 1990, with Hillhaven Corporation to provide cable television service to a convalescent center known as Medicenter.

205. Cable Television Installation Agreement dated March 20, 1992, with Onyx Asset Management as Management & Disposition Contractor for Resolution Trust Corporation as Receiver for San Antonio Savings Association, F.A. to provide cable television service to The Meridian Apartments.

206. Cable Television Installation Agreement dated November 8, 1990, with United Methodist Retirement Center of Tampa, Inc. to provide cable television service to Methodist Place.

207. CATV Service Agreement dated February 15, 1985, with Monte Carlo Developers to provide cable television service to Monte Carlo Towers.

208. CATV Service Agreement dated May 13, 1985, with Moon River to provide cable television service to Moon River Condos.

209. CATV Service Agreement dated February 26, 1985, with G & O Properties to provide cable television service to Morrison Court Apartments.

210. Cable Television Installation Agreement dated November 2, 1987, with Bill Acebo to provide cable television service to My Chateau Apartments.

211. CATV Service Agreement dated August 27, 1984, with National Alliance of Postal & Federal Employees to provide cable television service to NAPFE.

212. Cable Television Installation Agreement dated April 15, 1993, with Equitable Life Assurance Society of the United States to provide cable television service to the Nations Bank Building.

213. Cable TV Service Subscription Agreement dated October 6, 1987, with Mike Patel to provide cable television service to the Oaks Motel.

214. Cable Television Installation and Wiring Agreement dated January 18, 1990, with Oakcrest, Inc. to provide cable television service to N. Oakcrest Townhomes & Villas.

215. CATV Service Agreement dated August 13, 1984, with Oakhurst Square Apt., Ltd. to provide cable television service to Oakhurst Square Apts.

216. CATV Service Agreement dated August 13, 1984, with Oakhurst Square Apartments II, Ltd. to provide cable television service to Oakhurst Square II.

217. Cable Television Installation Agreement dated July 17, 1987, with Oakmont Apartments to provide cable television service to complex.

218. Cable Television Installation Agreement dated September 1, 1989, as amended, with Old Hyde Park Village Residential Condominium Association, Inc. to provide cable television service to Old Hyde Park Village.

219. Cable Television Installation Agreement dated May 8, 1987, with One Laurel Place Condominium Association to provide cable television service to One Laurel Place.

220. Installation and CATV Service Agreement dated July 15, 1985, with Wellington Manor to provide cable television service to complex at 10049 N. Florida Avenue, Tampa, Florida.

221. Installation and CATV Service Agreement dated July 18, 1985, with Wayne Shaw to provide cable television service to 10212-32 Ojus Drive, Tampa, Florida.

222. Cable TV Service Subscription Agreement dated May 25, 1988, with Krishna Patel to provide cable television service to The Orange Motel.

223. CATV Service Agreement dated April 2, 1985, with Osborne Arms Apartments to provide cable television service to complex.

224. Installation and CATV Service Agreement dated September 16, 1985, with Palm Avenue Baptist Tower to provide cable television service to complex.

225. Cable Television Installation Agreement dated September 14, 1988, with Palma Ceia Oaks II Condominium Association to provide cable television service to complex.

226. Cable Television Installation and Wiring Agreement dated March 29, 1989, with Azzarelli and Associates to provide cable television service to Palma Vista Condo's.

227. CATV Service Agreement dated May 13, 1985, with Panorama to provide cable television service to condominiums.

228. Cable Television Installation Agreement dated June 30, 1989, as amended, with Tampa-Fifty First Street Associates, Ltd. to provide cable television service to Park Avenue Apartments.

229. CATV Service Agreement dated November 8, 1984, with J.B. Management Co. to provide cable television service to Park Place Apts.

230. Installation and CATV Service Agreement dated August 19, 1985, with Pinecrest Village Associates, Ltd. to provide cable television service to Pinecrest Village II.

231. Cable Television Installation and Service Subscription Agreement dated October 11, 1994, with The Pinnacle Condominium Association to provide cable television service to The Pinnacle Condominiums.

232. CATV Service Agreement dated June 17, 1985, with The Place Apts. to provide cable television service to complex.

233. Agreement dated March 13, 1995, with Post Apartment Homes, L.P. to provide cable television service to Post Hyde Park. NOTE: Requires written notice of any transfer be given at least 30 days prior to closing.

234. Agreement dated January 27, 1995, with Post Apartment Homes, L.P. to provide cable television service to Post Rocky Point. NOTE: Requires written notice of any transfer be given at least 30 days prior to closing.

235. CATV Service Agreement dated April 16, 1985, with Tampa Presbyterian Village, Inc. to provide cable television service to Presbyterian Village.

236. Cable Television Installation Agreement dated January 15, 1988, with Presbyterian Homes of Florida to provide cable television service to Presbyterian Villas. NOTE: If cable system is sold, owner must be notified within 60 days of such sale.

237. Installation and CATV Service Agreement dated July 18, 1985, with Wayne Shaw to provide cable television service to The Regent.

238. CATV Service Agreement dated May 31, 1985, with Renmah Apartments to provide cable television service to complex.

239. Service Agreement dated March 6, 1987, with River Club Apartments to provide cable television service to complex.

240. Cable Television Installation Agreement dated June 3, 1988, with River Garden Realty Group to provide cable television service to Rivergarden Apartments.

241. CATV Service Agreement dated September 21, 1984, with River Grove Apts. to provide cable television service to complex.

242. Cable Television Installation Agreement dated June 30, 1987, with River Heights Marina & Yacht Club to provide cable television service to development.

243. CATV Service Agreement dated April 22, 1985, with River Pines Apartments to provide cable television service to complex.

244. Installation and Non-Pay Television Services Agreement dated June 19, 1985, with Dan J. Kistel to provide cable television service to The Riverbrook.

245. Cable Television Installation Agreement dated July 27, 1987, with David Hyman to provide cable television service to Riviera Manor Apartments.

246. Installation and CATV Service Agreement dated July 18, 1985, with Wayne Shaw to provide cable television service to Rolling Hills Apts.

247. CATV Service Agreement dated February 25, 1985, with Rosewood Apts. to provide cable television service to complex.

248. Installation and CATV Service Agreement dated October 10, 1985, with Rosewood Garden Inc. to provide cable television service to Rosewood Garden.

249. CATV Service Agreement dated February 25, 1985, with Shaker Lake Apts. L.T.D. to provide cable television service to The Seasons Apts.

250. Installation and CATV Service Agreement dated November 14, 1985, with Sheridan Woods Condominium Association to provide cable television service to Sheridan Woods.

251. Cable Television Installation Agreement dated January 10, 1989, with Margaret Mitchell to provide cable television service to Silver Oaks Trailer Park.

252. Cable Television Installation and Wiring Agreement dated January 12, 1990, as amended, with Health Care Reit, Inc. to provide cable television service to Sligh Oaks Retirement Community.

253. Cable Television Installation Agreement dated August 23, 1989, with Lisa Goggins to provide cable television service to Smuggler's Cove Apartments.

254. CATV Service Agreement dated October 1, 1984, with Snug Harbor Apts. to provide cable television service to complex.

255. CATV Service Agreement dated March 12, 1985, with Snug Harbor Apts. Phase II to provide cable television service to complex.

256. CATV Service Agreement dated October 10, 1985, with Sunset Park Condominium Association to provide cable television service to Sunset Park Condos.

257. CATV Service Agreement dated January 7, 1985, with Westcoast Realty Management to provide cable television service to Southview-Westview Apts.

258. CATV Service Agreement dated April 24, 1985, with Spring Oaks Townhomes to provide cable television service to complex.

259. CATV Service Agreement dated February 14, 1985, with MacDill Partners L.T.D. to provide cable television service to South Point Apts.

260. Cable Television Installation Agreement dated February 17, 1987, to provide cable television service to South Shore Apartments.

261. Cable Television Installation Agreement dated September 19, 1992, with Tampa United Methodist Centers, Inc. to provide cable television service to Spring Oaks.

262. CATV Service Agreement dated July 15, 1985, with James Burt, Inc. as agents for The Stafford Condominium Association, Inc. to provide cable television service to The Stafford Condominium.

263. Cable Television Installation Agreement dated January 21, 1994, with Tampa City Center Associates to provide cable television service to Tampa City Center Office Tower.

264. Installation and CATV Service Agreement dated October 2, 1985, with Tampa Heights Apartments Phase I and Phase II to provide cable television service to Tampa Heights Apartments.

265. Cable Television Installation Agreement dated May 22, 1989, with Tampa Housing Authority to provide cable television service to various FHA
         (HUD) developments.

266. Cable Television Installation Agreement dated January 15, 1988, with Tampa Palms Golf & Country Club, Inc. to provide cable television service to Tampa Palms Golf & Country Club.

267. Installation and CATV Service Agreement dated August 22, 1985, with Tampa Villas South Homeowners Inc. to provide cable television service to Tampa Villa South.

268. CATV Service Agreement dated June 12, 1984, with Tribune Company to provide cable television service to Tampa Tribune Times.

269. Cable Television Installation Agreement dated July 2, 1989, with Arcon Development Properties, Inc. to provide cable television service to Tara House South Apartments.

270. Cable Television Installation Agreement dated July 2, 1989, with Arcon Development Properties, Inc. to provide cable television service to Tara Manor Apartments.

271. Installation and CATV Service Agreement dated September 28, 1985, with B.J. Waldeck to provide cable television service to Tiffany Suites Condos.

272. CATV Service Agreement dated March 15, 1985, with Triad Condominiums to provide cable television service to the condominiums.

273. Cable Television Installation Agreement dated August 31, 1993, with United Medical Corporation to provide cable television service to Vencor Hospital.

274. CATV Service Agreement dated February 11, 1985, with The Versailles and La Costa Brava Apts. to provide cable television service to complex.

275. Cable Television Installation and Wiring Agreement dated March 28, 1994, with Hyde Park Builders to provide cable television service to Villagegate Condominiums.

276. Installation and CATV Service Agreement dated August 22, 1985, with Vineyard Condominium Assoc. to provide cable television service to The Vineyard Apartments.

277. Memorandum of Cable Television Installation and Wiring Agreement dated October 26, 1994, with The Vinings at Hunter's Green Limited Partnership to provide cable television service to the Vinings at Hunter's Green.

278. Installation and CATV Service Agreement dated July 18, 1985, with Wayne Shaw to provide cable television service to Washington Park Apts.

279. Installation and CATV Service Agreement dated September 6, 1985, with Charles R. Cardo to provide cable television service to Washington Square Townhomes.

280. Cable Television Installation and Wiring Agreement dated March 7, 1990, with Waterside Condominium Association, Inc. to provide cable television service to Waterside Condominiums.

281. Cable Television Installation Agreement dated July 13, 1989, with Waterford Condominium Association to provide cable television service to Waterford Condominiums.

282. CATV Service Agreement dated July 26, 1984, with Westchester Manor Condominium Association to provide cable television service to Westchester Manor.

283. Cable Television Installation Agreement dated July 26, 1994, with Southside Properties Inc. to provide cable television service to Westgate Apartments.

284. Installation and CATV Service Agreement dated September 23, 1985, with West Shore Apartments to provide cable television service to complex.

285. Agreement dated April 1, 1984, with Westshore Club II, Inc. to provide cable television service to Westshore Club II.

286. Cable Television Installation Agreement dated June 14, 1990, with N.S.I. Venture Fund IV, Willow Pond Limited Partnership to provide cable television service to Willow Pond Apartments.

287.     Cable Television Installation Agreement dated March 21, 1990, with Joe
         F. Lackey to provide cable television service to Wyoming East
         Apartments.

288. Cable Television Installation Agreement dated August 27, 1991, with Brian & Patti Buxton to provide cable television service to an apartment complex at 404 S. Newport Avenue, Tampa, Florida.

289. Cable Television Installation and Wiring Agreement dated April 15, 1992, with Hyde Park Builders, Inc. to provide cable television service to Bayswater Close.

290. Cable Television Installation and Service Subscription Agreement dated June 12, 1995, with The University of Tampa to provide cable television service to the university.

291. Cable Television Installation and Service Subscription Agreement dated February 27, 1995, with James Bush to provide cable television service to the Quality Hotel.

292. Cable Television Installation and Service Subscription Agreement dated June 27, 1995, with Dilip Kanji to provide cable television service to the Days Inn Rocky Point. NOTE: The Agreement has been signed by Owner, but is still being routed for signature by Cable TV Fund 12-BCD Venture.

293. Cable Television Installation Agreement dated March 21, 1988, with C.H. Chapman to provide cable television service to The Pavillions Apartments.

294.     Installation and CATV Service Agreement dated September 15, 1986, with
         R. Patel to provide cable television service to The Dutch Motel.

295. Installation and CATV Service Agreement dated October 8, 1986, with Kiran Patel to provide cable television service to El Rancho Motel.

296. Installation and CATV Service Agreement dated October 21, 1986, with Kiran Patel to provide cable television service to the Swan Motel.

297. Installation and CATV Service Agreement dated October 21, 1986, with Vasant Patel to provide cable television service to the Village Motel.

298. Oral agreement effective April 20, 1989 to provide cable television service to The Oasis Motel (9 units) located at 6720 N. Nebraska Avenue, Tampa.

REAL PROPERTY LEASED

1. Lease (office space) dated June 12, 1984, between The Koger Partnership, Ltd. and Tampa Cable Television, Inc.; Letter dated May 5, 1988, consenting to the assignment and transfer of the Lease from Tampa Cable Television, Inc. to Jones Intercable, Inc. and subsequently to Cable TV Fund 12-BCD Venture, and further consenting to the grant of a security interest in the Lease; Lease Renewal dated June 15, 1988; Letter dated June 29, 1989, confirming renewal of Lease.

         Description of Leased Premises:

         Suite 102 (approximately 445 square feet)
         5444 Bay Center Drive
         Tampa, Florida  33609

         Part of Gov. Lot 3, Section 19, Township 29 South, Range 18 East, Hillsborough County, Florida being more particularly described as follows:

         Commencing at the Northeast corner of Lot 40, MARINER ESTATES, Plat Book 38, Page 61, Public Records of Hillsborough County, Florida, run thence N.77o26'E., for 40.09 feet; thence along a curve to the left (having a radius of 200 feet, chord distance of 138.88 feet, chord bearing N.57o07'E., and central angle of 40o38') for 141.84 feet; run thence along a curve to the left (having a radius of 200 feet, chord distance of 34.86 feet, chord bearing of N. 31o48'E., and a central angle of 10o) for 34.90 feet; thence N.21o19'42"W., for 72.57 feet; thence N.68o40'18"E., for 340.36 feet; thence N.21o19'42"W., for 60 feet to the Point of Beginning of the tract herein described; run thence S.68o40'18"W., for 245.36 feet; thence Northwesterly along a curve to the right (having a radius of 25 feet, chord distance of 35.36 feet, chord bearing of N.66o19'42"W., and a central angle of
         90o) for 39.27 feet; thence N.21o19'42"W., for 260 feet; thence N.68o40'18"E., for 370 feet to the Westernmost corner of those lands described in that certain deed, between the parties hereto, recorded in Official Records Book 1252, Pages 24, 25 and 26, of the Public Records of Hillsborough County, Florida; thence S.21o19'42"E., for
         322.96 feet to an intersection with a curve concave to the South (having a radius of 149.76 feet and a tangent bearing of N.69o37'13"W.); thence Westerly along said curve (being a curve to the left having a radius of 149.76 feet, chord distance of 106.63 feet, chord bearing of S.89o31'32"W., and a central angle of 41o42'29") for
         109.02 feet to the Point of Beginning.

         The foregoing Lease has not been recorded in the real property records of Hillsborough County, Florida.

         Expiration Date:         June 30, 1995 (automatically renews for two
                                  year terms unless terminated with 90 days written notice prior to expiration of current term)

         Rental Payment:          $819.01/month.

2. Lease Agreement (public access studio) dated September 21, 1983, between the University of Tampa, Inc. and Tampa Cable Television, Inc.; Letter dated February 6, 1986, consenting to the assignment and transfer of the Lease from Tampa Cable Television, Inc. to Jones Intercable, Inc. or one or more of its controlled affiliates, and further consenting to the grant of a security interest in the Lease; Memorandum of Understanding, undated, between The University of Tampa and Cable TV Fund 12-BCD Venture, amending the Lease.

         Description of Leased Premises:

         A portion of a building located on the following described property in Hillsborough County, Florida:

         Lot beginning at a point on the Westerly Right of Way line of North Boulevard located 398.5' S and 24 1/3' NW of the NE corner of the SE 1/4 of the NE 1/4 of Section 23, Township 29 South, Range 18 East, Hillsborough County Florida; Run thence West on a line parallel to the northerly right of way line of North B Street to the Easterly right of way line of Seaboard Coast Line Systems, Inc., Railroad right of Way to a point; run thence in a Southwesterly direction to the point of intersection of the Easterly Right of Way line of the Seaboard Coast Line Railroad Right of Way with the North Right of Way line of North B Street; run thence S 89o12'22" E (assumed bearing) 735.22' along the north Right of Way Line of North B Street to the intersection of the said North Right of Way Line of North B Street with the Easterly Right of Way of North Boulevard, run thence N 333 1/4' more or less along the Westerly Right of Way of North Boulevard to the Point of Beginning.

         The foregoing Lease was recorded in the real property records of Hillsborough County, Florida on September 22, 1983 at Official Record No. 4187, page 1782.

         Expiration Date:         September 30, 1998 (automatically renews for
                                  one additional 15 year term unless terminated with 30 days written notice prior to expiration of current term)

         Rental Payment:          $3,542.55/month.

         SUBLEASE

         Lease Agreement for Tower Space and Site Sublease commencing March 1, 1993, between Cable TV Fund 12-BCD Venture and Bayfone of Tampa.

3. Agreement (tower site) dated May 8, 1987, between the City of Tampa and Cable TV Fund 12-BCD Venture.

         Description of Property:

         A tract of land at the Morris Bridge Water Treatment Facility site, said tract more particularly described as:

         Commence at the Northwest corner of Section 24, Township 27 South, Range 19 East being marked by a 3" iron pipe; thence South 00o18'32" West along the West boundary of said Section 24 a distance of 2632.49 feet to the West quarter corner of said Section 24; thence continue South 00o18'32" West 321.34 feet; thence South 89o27'50" East 263.30 feet to the Point of Beginning; thence North 00o18'32" East 43.00 feet; thence South 89o27'50" East 58.00 feet; thence South 00o18'32" West 43.00 feet; thence North 89o27'50" West 58.00 feet to the Point of Beginning.

         The foregoing Lease has not been recorded in the real property records of Hillsborough County, Florida.

         Expiration Date:         December 30, 1997

         Rental Payment:          None.

         SUBLEASE

         Lease Agreement for Tower Space commencing March 9, 1992, between Cable TV Fund 12-BCD Venture and Bayfone of Tampa.

4. Lease (store front) dated April 25, 1983, between Charles J. Bickimer, Jr., Trustee and Tampa Cable Television, Inc.; Letter dated December 11, 1986, consenting to the assignment and transfer of the Lease from Jones Intercable, Inc. to Cable TV Fund 12-BCD Venture, and further consenting to the grant of a security interest in the Lease; Letters dated January 12, 1988, January 7, 1993, January 11, 1993, and February 26, 1993, all related to the exercise of options to extend the term of the Lease.

         Description of Leased Premises:

         Approximately 2,000 square feet (approximately 25' x 80') 3814 Britton Plaza
         Tampa, Florida  33611

         The foregoing Lease has not been recorded in the real property records of Hillsborough County, Florida.

         Expiration Date:         April 30, 1998 (automatically renews for
                                  successive terms of 5 years each unless
                                  terminated with 90 days written notice prior to expiration of current term)

         Rental Payment:          $1,194.57/month.

5. Oral agreement (local origination office) between WTTA-Channel 38 and Cable TV Fund 12-BCD Venture.

         Description of Leased Premises:

         Approximately 1800 square feet
         5510 W. Gray Street
         Unit #118
         Tampa, Florida

         Expiration Date:         December 1, 1995

         Rental Payment:          $12.00 per square foot plus tax

MISCELLANEOUS CONTRACTS AND AGREEMENTS

1. Easement for cable created by site plat for Dockside Condominiums, formerly known as Executive Landings, located at 2780 Riverside Drive, and approved by the General Manager of the property on February 18, 1988.

2. Easement dated April 27, 1993, granted by Armando Hernandez for a certain piece of land in Lynwood Addition, Hillsborough County, Florida.

3. Underground Easement and Agreement dated April 25, 1984, granted by the Hillsborough County Aviation Authority to enter upon the land at Tampa International Airport in Hillsborough County, Florida.

4. Cable Television Easement dated November 4, 1993, granted by Island Walk Limited Partnership for a 650 foot easement (10 feet in width) from the development known as Island Walk at Island Harbour to the contiguous property known as Island Place Apartments in Hillsborough County, Florida.

5. Easement dated April 22, 1993, granted by Mariner North, Inc. for installation and maintenance of cable television facilities on property known as Mariner Condominium Apartments North, 5701 Mariner Drive, Tampa, Florida.

6. Easement and Right of Way dated May 27, 1993, granted by Equitable Life Assurance Society of the United States for certain property located at 400 North Ashley Street, Tampa, Florida.

7. Easement and Right-of-Way dated November 16, 1993, granted by Patricia Ann Miller for certain property located at Carroll City Center in Hillsborough County, Florida.

8. Mutual Use Agreement dated February 6, 1992, with Tampa Electric Company for installation and maintenance of cable television facilities within a certain easement granted to Tampa Electric Company by Harbour Island Inc. on property located in Hillsborough County, Florida.

9. Joint Project Agreement, Utility Installation By Highway Contractor dated November 18, 1986, with the State of Florida Department of Transportation for installation and maintenance of cable television facilities at Road No. 60 between Br. #100301 and Eisenhower Boulevard in Hillsborough County, Florida.

10. Cable Equipment Lease and Cable Equipment Management Agreement, both dated February 24, 1984, with The Parkland Condominium Association, Inc. for a condominium project known as The Parkland, A Condominium in Hillsborough County, Florida.

11. Channel Lease Agreement dated February 25, 1987, with Tampa Bay Performing Arts Center, Inc.

12. License Agreement dated August 27, 1990, with The Production Garden Library (A division of Taylor Media Productions, Inc.) for usage rights in connection with the broadcast or non-broadcast, cablecast, film, audio- visual, entertainment, or educational application of the commercial production music, effects, and all materials contained in The Production Garden Library.

13. Cable Television News Programming Distribution Agreement dated December 16, 1991, with Tampa Television Inc. (WFLA-TV) for the distribution of five minute segments of local news programming in the five minute window provided on the CNN Headline News Network for such purpose.

14. Right of Entry Agreement dated September 28, 1990, with Alfred S. Austin/Daper Tampa, Inc. for entry onto certain real property located at 1408 North Westshore Boulevard, Suite 908, Tampa, Florida to provide cable television service to office tenant, Hugh F. Culverhouse.





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
15. Tampa Cable Television Trust dated December 30, 1982, by and between Cable TV Fund 12-BCD Venture, as successor to Tribune Cable Communications, Inc. and Tampa Cable Television, Inc., as amended, to benefit the citizens of the City of Tampa by devoting and applying the trust fund and the income derived therefrom for charitable, scientific, literary, educational and/or cultural purposes.

16. Oral agreement with Telemundo Tampa, a television network whose address is 8511 Florida Mining Boulevard, Tampa, Florida, whereby Jones receives the national Telemundo feed from a satellite and transmits it via FM signal to Telemundo Tampa. Telemundo Tampa inserts local ad sales spots and transmits the signal back to Jones. Jones then transmits the signal to cable subscribers on Channel 18 and to Paragon Cable for distribution to its cable subscribers.

17. Letter agreement dated October 6, 1989, with Cable Video Store for automated channel schedule management of pay-per-view services.

18. Confidentiality Agreement dated September 9, 1994, with Community Shopping Service, Inc.

19. Contract dated May 1, 1994, with Cable Television Installation Service for underground cable television construction services.

20. Agreement dated March 31, 1993, with P.D.Q. Cable Construction, Inc. for fiber optic cable plant construction services.

21. Contract dated May 1, 1994, with Southern Communications Construction, Inc. for underground cable television construction services.

22. Contract dated October 5, 1992, with Total Cable Communications for construction maintenance services.

23. Contract dated September 15, 1994, with Volt Information Sciences for aerial construction and maintenance services.

24. Agreement effective January 1, 1995, with Quality Cable Services, Inc. for cable television installation services.

25. Joint Trenching Agreement dated September 28, 1987, with General Telephone Company of Florida and Tampa Electric Company.

26. Joint Project Agreement for Utility Placement in Platt Street dated May 16, 1994, with the City of Tampa, GTE Florida Incorporated, Tampa Electric Company, and Peoples Gas System, Inc. for the relocation of facilities.

27. CMS Lockbox Contract dated February 1, 1993, with Cash Management Services, Inc. to collect, process and deposit payments by cable television subscribers.

28. Maintenance Agreement commencing October 15, 1991, with TSI Southeast Florida for TIE TC-22 telephone system.

29. Agreement commencing on or about March 18, 1993, as amended, with ASI Market Research, Inc.

30. Membership and Notification Center Agreement dated December 30, 1993, with Sunshine State One-Call of Florida, Inc. for membership in a one-call toll free notification system of planned excavation or demolition activities.

MUST CARRY/RETRANSMISSION AGREEMENTS

1. Letters dated July 8, 1993 and July 27, 1995, granting retransmission consent (T57, known as W57BA Channel 57- Telemundo/radio signal)

2. Letter dated July 8, 1993, granting retransmission consent (WUSA/radio signal)

3. Letter dated July 8, 1993, granting retransmission consent (WMNF/radio signal)

4. Letter dated July 8, 1993, granting retransmission consent (WFLZ/radio signal)

5. Letter dated July 8, 1993, granting retransmission consent (WDUV/radio signal)

6. Letter dated July 8, 1993, granting retransmission consent (WMTX/radio signal)

7. Letter dated July 8, 1993, granting retransmission consent (WCIE/radio signal)

8. Letter dated July 8, 1993, granting retransmission consent (WKES/radio signal)

9. Letter dated July 8, 1993, granting retransmission consent (WUSF/radio signal)

10. Letter dated July 8, 1993, granting retransmission consent (WYNF/radio signal) NOT: WYNF has changed its call letters to WARM.

11.      Letter dated August 25, 1993, granting retransmission consent (WFLA)

12.      Retransmission Consent Agreement dated September 13, 1993 (WTSP)

13.      Retransmission Consent Agreement dated September 23, 1993 (WTVT)

14. Fox Broadcast Affiliate Retransmission Consent Agreement dated February 22, 1994 (WFTS)

15.      Letter dated June 14, 1993, electing must carry status (WTMV)

16.      Letter dated June 15, 1993, electing must carry status (WTOG)

17.      Letter dated August 3, 1993, electing must carry status (WBHS)

18. Letters dated August 2, 1994 and September 12, 1994, electing must carry status (WFCT/formerly WTBG)

19. Letter dated July 8, 1993, granting retransmission consent (W61BL/radio signal).

20. Letter dated July 26, 1995, granting retransmission consent (WYUU/radio signal).





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